UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2024

Enlightify Inc.

(Exact name of Registrant as specified in charter)

Nevada	001-34260	36-3526027
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

3rd Floor, Borough A, Block A.

No.181 South Taibai Road

Xi'an, Shaanxi Province

People's Republic of China 710065

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +86-29-88266368

China Green Agriculture, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ENFY	NYSE

Item 8.01 Other Events

Enlightify Inc. (formerly known as China Green Agriculture, Inc.), a corporation incorporated in the State of Nevada (the “Company”), provides an update regarding the previously disclosed planned acquisition of Lonestar Dream, Inc. (“Lonestar”) pursuant to a Stock Purchase Agreement with Mr. Zhibiao Pan. The transaction has not yet been completed and Lonestar continues to own and operate its Tarbush and Pyote mining sites in Texas. Due to intervening events, the Company and Mr. Pan are currently reassessing the transaction to acquire Lonestar. We will provide an update upon the conclusion of this assessment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2024	ENLIGHTIFY INC.
(Registrant)

	By:	/s/ Zhuoyu Li
Zhuoyu Li
Chairman of the Board of Directors, Chief Executive Officer, and President

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